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                                                                    EXHIBIT 23.4



                   Consent of Delphi Valuation Advisors, Inc.


         We were engaged to assist Alpha Technologies Group, Inc. with its annual impairment test as described in Note 20 to the financial statements of Alpha Technologies Group, Inc. included in its Annual Report on Form 10-K, as amended, for the year ended October 26, 2003 incorporated by reference into this Registration Statement on Form S-3. We consent to the use of our name in Note 20 and to its incorporation by reference in this Registration Statement on Form S-3.


Delphi Valuation advisors, Inc,

By: /s/ Chris Mellen
   ---------------------------
    Chris Mellen, President

May 14, 2004